Exhibit 99.1

PRESS RELEASE

December 1, 2016

MAA and Post complete merger

MEMPHIS, TN, and ATLANTA, GA, December 1, 2016 /PRNEWSWIRE/ MAA (NYSE: MAA) and Post Properties, Inc. (NYSE: PPS) today announced the completion of the merger of the two companies, forming a combined company with equity market capitalization of approximately $11 billion and a total market capitalization of approximately $15 billion. The transaction was previously approved by both companies’ shareholders at their respective special meetings held on November 10, 2016. The combined company, headquartered in Memphis, Tennessee, will retain the MAA name and will trade under the existing ticker symbol “MAA” on the New York Stock Exchange.

“We are excited to officially complete the merger of MAA and Post Properties,” said H. Eric Bolton, Jr., MAA Chairman and CEO. “We have successfully completed early integration activities and are off to a great start. We look forward to completing the integration work over the coming year and positioning to capture the full range of opportunities surrounding the merger.”

Leadership

Concurrently with the completion of the merger, the number of directors on MAA’s Board of Directors was increased to 13, and David P. Stockert, former President and Chief Executive Officer of Post Properties, Inc., or Post, Russell R. French and Toni Jennings, all former Directors of Post, joined the ten existing members on MAA’s Board of Directors. H. Eric Bolton, Jr. continues to serve as CEO and Chairman of the Board of Directors and Alan B. Graf, Jr., MAA’s Lead Independent Director, continues to serve as Lead Independent Director for the combined company.

Anticipated Synergies

Annual gross overhead synergies are estimated to be approximately $20 million. The combined company is expected to benefit from the elimination of duplicative costs associated with supporting a public company platform. In addition, through enhanced scale and leveraging of the combined company’s state-of-the-art technology and operating systems, MAA expects the combined company to capture enhanced operating margins. These savings and enhancements are expected to be realized upon full integration, which is expected to occur over the 12-18 month period following the closing of the merger.

Operations and Balance Sheet

Both companies have high quality properties diversified across the high-growth Sunbelt region. On a consolidated basis, the combined company has a strong and balanced presence in both large and select secondary markets. With a significant regional and market overlap, meaningful opportunity for synergy and margin improvement is expected. The combined company is committed to a strategy aimed at driving superior long-term shareholder performance with a full-cycle performance profile and objective. In addition, the combined company is expected to have significant liquidity, a strong investment-grade balance sheet and a well-staggered debt maturity profile provided by long-standing lending partners.

The Merger

As a result of the merger, each former share of Post common stock has been converted into 0.71 of a newly issued share of MAA common stock. Former Post common shareholders hold approximately 32.3 percent of the combined company’s common equity, with continuing MAA common shareholders holding approximately 67.7 percent of the combined company. Effective as of the merger, shares of Post common stock and preferred stock are no longer traded on the New York Stock Exchange.

Advisors

Citigroup Global Markets Inc. acted as financial advisor, and Goodwin Procter LLP and Bass, Berry & Sims acted as legal advisors, to MAA. JP Morgan Securities acted as financial advisor, and King & Spalding LLP acted as legal advisor, to Post.

About MAA

MAA is a self-administered, self-managed real estate investment trust, which owned 79,170 apartment units throughout the Southeast and Southwest regions of the United States as of September 30, 2016.

As of December 1, 2016, after giving effect to the merger, MAA owned or had an ownership interest in 101,207 apartment units, including communities currently in development, focused on delivering full-cycle and superior investment performance for shareholders.

For further details, please visit the MAA website at www.maac.com.

CONTACT:	MAA Investor Relations
Tim Argo, Senior Vice President, Finance
866-576-9689
investor.relations@maac.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which the combined company operates and beliefs of and assumptions made by MAA management, involve uncertainties that could significantly affect the financial results of the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the merger, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to expected synergies, improved liquidity and balance sheet strength — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates, (ii) changes in financial markets and interest rates, or to the business or financial condition of the combined company, (iii) increased or unanticipated competition for the combined company’s properties, (iv) risks associated with acquisitions, including the integration of MAA’s and Post’s businesses, (v) the potential liability for the failure to meet regulatory requirements, including the maintenance of REIT status, (vi) availability of financing and capital, (vii) risks associated with achieving expected revenue synergies or cost savings from the merger, and (viii) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by MAA from time to time, including those discussed under the heading “Risk Factors” in our most recently filed reports on Forms 10-K and 10-Q. MAA does not undertake any duty to update any forward-looking statements appearing in this document.